Exhibit 1.1

Execution Copy

7,692,308 Shares of Common Stock, par value $0.001, and Warrants to Purchase Additional Shares of Common Stock

A123 SYSTEMS, INC.

PLACEMENT AGENT AGREEMENT

July 5, 2012

LAZARD CAPITAL MARKETS LLC
30 Rockefeller Plaza
New York, New York 10020

Dear Sirs:

1.                                       INTRODUCTION.  A123 Systems, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the purchasers, pursuant to the terms and conditions of this Placement Agent Agreement (this “Agreement”)  and the Subscription Agreement in the form of Exhibit A attached hereto (the “Subscription Agreement”) entered into with each of the purchasers identified therein (the “Purchasers”), (i) up to an aggregate of 7,692,308 shares (each a “Share” and, collectively, the “Shares”) of the common stock, $0.001 par value per share (the “Common Stock”), of the Company, (ii) one warrant to purchase shares of Common Stock in the form of Exhibit A, annexed to the Preliminary Prospectus Supplement (as defined in Section 3) and (iii) one warrant to purchase shares of Common Stock in the form of Exhibit B, annexed to the Preliminary Prospectus Supplement (as defined in Section 3) (each a “Warrant”, and collectively, the “Warrants”). The Shares and Warrants will be issued separately. The Company hereby confirms that Lazard Capital Markets LLC acted as Placement Agent (the “Placement Agent”) in accordance with the terms and conditions hereof.

The Shares issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares” and, together with the Common Stock and the Warrants, are collectively referred to herein as the “Securities.”

2.                                       DELIVERY AND PAYMENT.  On the basis of the representations, warranties and agreements of the Company herein contained, and subject to the terms and conditions set forth in this Agreement:

2.1                                 The Company has authorized and hereby acknowledges that the Placement Agent has acted as its exclusive agent to solicit offers for the purchase of all or part of the Securities from the Company in connection with the proposed offering of the Securities (the “Offering”).  Until the Closing Date (as defined in Section 4 hereof), the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase any Securities otherwise than through the Placement Agent.  The Placement Agent may utilize the expertise of Lazard Frères & Co. LLC in connection with the Placement Agent’s activities.

2.2                                 The Company hereby acknowledges that the Placement Agent, as agent of the Company, used its reasonable best efforts to solicit offers to purchase the Securities from the Company on the terms and subject to the conditions set forth in the Prospectus (as defined below). The Placement Agent shall use reasonable best efforts to assist the Company in obtaining performance by the Purchasers whose offer to purchase the Securities was solicited by the Placement Agent and accepted by the Company, but the Placement Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Placement Agent be obligated to underwrite or purchase any Securities for its own account and, in soliciting purchases any Securities, the Placement Agent acted solely as the Company’s agent and not as principal. Notwithstanding the foregoing and except as otherwise provided in Section 2.3, it is understood and agreed that the Placement Agent (or its affiliates) may, solely at its discretion and without any obligation to do so, purchase Securities as principal. Following the Closing of the sale of the Securities on the Closing Date, the Placement Agent shall have no further obligations to the Company, except as provided in Section 8 and Section 13 hereof.

2.3                                 Subject to the provisions of this Section 2, offers for the purchase of Securities were solicited by the Placement Agent as agent for the Company at such times and in such amounts as the Placement Agent deemed advisable. The Placement Agent communicated to the Company, orally or in writing, each reasonable offer to purchase Securities received by it as agent of the Company. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. The Placement Agent has the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase any Securities received by it, in whole or in part, and any such rejection shall not be deemed a breach of this Agreement.

2.4                                 The Securities are being sold to the Purchasers at a price of $1.30 per Share and $0.01 per Warrant (for a total effective price per share of $1.30 at Closing).  The purchases of the Securities by the Purchasers shall be evidenced by the execution of a Subscription Agreement by each of the Purchasers and the Company.

2.5                                 As compensation for services rendered, on the Closing Date (as defined in Section 4 hereof), the Company shall pay to the Placement Agent by wire transfer of immediately available funds to an account or accounts designated by the Placement Agent, an aggregate amount (the “Placement Fee”) equal to six percent (6.0%) of the gross proceeds received by the Company from the sale of the Shares and Warrants on the Closing Date.

2.6                                 No Securities which the Company has agreed to sell pursuant to this Agreement and the Subscription Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares and Warrants shall have been delivered to the Purchasers thereof against payment by such Purchaser. If the Company shall default in its obligations to deliver any Securities to the Purchasers, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company in accordance with the procedures set forth in Section 8(c) herein. If the Purchasers shall default in any of their obligations under the Subscription Agreement, the Placement Agent shall have no liability of any kind to the Company and the Company’s sole recourse shall be against the Purchaser(s).

3.                                       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to the Placement Agent, as of the date hereof and as of the Closing Date, and agrees with the Placement Agent and the Purchasers that:

(a)                                  The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a shelf Registration Statement (as hereinafter defined) on Form S-3 (File No. 333-173122), which became effective as of June 27, 2012 (the “Effective Date”), including a base prospectus relating to the Securities (the “Base Prospectus”), and such amendments and supplements thereto as may have been required up to the date of this Agreement.  The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430B of the Rules and Regulations), as amended and/or supplemented to the date of this Agreement, including the Base Prospectus.  As of the date hereof the Company is not, and as of the Closing Date the Company will not be, an “ineligible issuer” as defined in Rule 405 of the Rules and Regulations(“Rule 405”).  The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission.  The Company, if required by the Rules and Regulations of the Commission, will file the Prospectus (as defined below), with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term “Base Prospectus” as used in this Agreement means the Prospectus in the form included as part of the Registration Statement as of the Effective Date.  The term “Prospectus” means the Base Prospectus together with any final prospectus supplement filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, from and after the time it is first provided to the Placement Agent for such use.  Any preliminary prospectus supplement, together with the Base Prospectus, filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereafter called a “Preliminary Prospectus.”  Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Effective Date, the date of the Preliminary Prospectus, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed.

(b)                                 As of the Applicable Time (as defined below), neither (i) any General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, and the Pricing Prospectus (as defined below) and the information included on Schedule A hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below), nor (iii) the bona fide electronic road show (as defined in Rule 433(h)(5) of the Rules and Regulations), if any, that has been made available without restriction to any person, when considered together with the General Disclosure Package, included or will include, any untrue statement of a material fact or omitted or as of the Closing Date will omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information (as defined in Section 17).  As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 4:30 P.M., New York time, on the date of this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule A to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Pricing Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

(c)                                  No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the Offering has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission, and each Preliminary Prospectus (if any), at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information (as defined in Section 17).

(d)                                 At the time the Registration Statement became or becomes effective, at the date of this Agreement and at the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, at the time the Prospectus was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information (as defined in Section 17).

(e)                                  Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Placement Agent as described in Section 5(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information (as defined in Section 17).

(f)                                    The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents, at the time they became effective or were filed with the Commission, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)                                 (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 5(b) below.  The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as described in Rule 433(d)(8) of the Rules and Regulations), if any, in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h)                                 The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the General Disclosure Package or the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify, be in good standing or have such power or authority would not (i) have, singly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, properties, business or prospects of the Company and its subsidiaries taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).

(i)                                     Each significant subsidiary (as defined in Rule 405) of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each wholly-owned subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. The Company’s only significant subsidiaries are: A123 Securities Corporation and A123 Systems (China) Materials Co., Ltd.

(j)                                     The Company has the full right, power and authority to enter into this Agreement, the Warrants and the Subscription Agreement, and to perform and to discharge its obligations hereunder and thereunder; and each of this Agreement, the Warrants and the Subscription Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights of indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

(k)                                  The Shares, the Warrants and the Warrant Shares to be issued and sold by the Company to the Purchasers hereunder, under the Subscription Agreement and pursuant to the Warrants have been duly and validly authorized and, when issued and delivered by the Company against payment therefor as provided herein and therein, the Shares and the Warrant Shares will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights, and will conform to the description thereof contained in the General Disclosure Package and the Prospectus.  There are no preemptive rights or other rights to subscribe for or to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company or any of its subsidiaries, or any agreement or arrangement between the Company and any of the Company’s stockholders or between any of the Company’s subsidiaries and any of such subsidiary’s stockholders, or to the Company’s knowledge, between or among any of the Company’s stockholders or any of its subsidiaries’ stockholders, which grant special rights with respect to any shares of the Company’s or any of its subsidiaries’ capital stock or which in any way affect any stockholder’s ability or right to alienate freely or vote such shares.

(l)                                     The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the General Disclosure Package and the Prospectus.  As of March 31, 2012, there were 146,864,493 shares of Common Stock, par value $0.001, issued and outstanding. There are also 11,219,008 shares of Common Stock issuable upon the exercise of all options outstanding as of such date, 45,000 shares of Common Stock issuable upon the exercise of all warrants outstanding as of such date and 1,361,383 shares of Common Stock issuable upon the vesting of restricted stock units. Since such date, the Company has not issued any securities, other than Common Stock of the Company issued pursuant to the exercise of stock options or upon the vesting of restricted stock units previously outstanding under the Company’s stock plans or the issuance of options or restricted Common Stock under the Company’s stock plans.  All of the stock options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, and were issued in compliance with US federal and state securities laws.  None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described above or accurately described in the General Disclosure Package.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the stock options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, stock options and rights.

(m)                               All the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the General Disclosure Package or the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(n)                                 The execution, delivery and performance of this Agreement, the Warrants and the Subscription Agreement by the Company, the issuance and sale of the Securities by the Company and the consummation of the transactions contemplated hereby and thereby will not (with or without notice or lapse of time or both) contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (iii) and (iv), for any such contravention that would not, singly or in the aggregate, affect the validity of the Shares or otherwise have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained under the Exchange Act and as may be required by applicable state securities laws, the Financial Industry Regulatory Authority (“FINRA”) and the NASDAQ Global Select Market (the “NASDAQ GSM”) in connection with the Offering by the Company, and the listing of the Shares and the Warrant Shares, on the NASDAQ GSM.

(o)                                 Deloitte & Touche LLP, who have certified certain financial statements and related schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).  Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Deloitte & Touche LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(p)                                 The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package, the Prospectus and in the Registration Statement fairly present in all material respects the financial position and the results of operations and changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package.  The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with the Securities Act, the Exchange Act, and the Rules and Regulations and the rules and regulations under the Exchange Act.  No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations to be described, or included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus.  There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the General Disclosure Package, or and the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required.

(q)                                 Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package.

(r)                                    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole; and (iv) there has not been any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, respectively.

(s)                                  There are no legal or governmental actions, suits, claims or proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the General Disclosure Package and the Prospectus and proceedings that would not have a Material Adverse Effect, or (ii) that are required to be described in the Registration Statement, General Disclosure Package or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(t)                                    Neither the Company nor any of its subsidiaries is in (i) violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement, other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which the Company or its subsidiaries are is bound or to which any of its property or assets is subject or (iii) violation in any respect of any statute, law, ordinance, governmental rule, regulation, ordinance, or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) of this paragraph (t), for any violations or defaults which would not, singly or in the aggregate, have a Material Adverse Effect.

(u)                                 The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, other than such certificates, authorizations and permits the failure to so possess would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect (collectively, the “Governmental Permits”). Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the General Disclosure Package and the Prospectus.

(v)                                 The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(w)                               Neither the Company, its subsidiaries nor, to the Company’s knowledge, any of the Company’s or its subsidiaries’ officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which could in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(x)            Except as described in the General Disclosure Package and the Prospectus or except where the failure of any of the following representations to be true would not reasonably be expected to have a Material Adverse Effect: (i) The Company and its subsidiaries own, possess, or have valid, binding and enforceable licenses or other rights to use the patents, patent rights and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, confidential information, software, know-how, including (trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property and proprietary rights necessary or used in connection with the conduct of their business in the manner in which it is being conducted and in the manner set forth in the General Disclosure Package and the Prospectus (collectively, the “Company Intellectual Property”), and to the extent that the Company Intellectual Property is not sufficient to so conduct their business, including with respect to any products described in the General Disclosure Package and the Prospectus as being under development, the Company believes it can acquire such rights on reasonable terms; (ii) none of the Company Intellectual Property owned by the Company or its subsidiaries is invalid or unenforceable and neither the Company nor any of its subsidiaries has received any challenge (including without limitation, notices of expiration) to the validity or enforceability thereof from any third party or governmental authority and the Company and its subsidiaries have made all filings and paid all fees necessary to maintain any Company Intellectual Property owned by any of them; (iii) the Company and its subsidiaries have taken reasonable measures necessary to secure their interests in Company Intellectual Property, including the confidentiality of all trade secrets and confidential information which constitutes Company Intellectual Property, and to secure assignment of Company Intellectual Property from its employees and contractors; (iv) the Company is not aware of any Company Intellectual Property required to be described in the General Disclosure Package and the Prospectus; (v) neither the Company nor any of its subsidiaries has received any claim of infringement or misappropriation of (and the Company does not know of any infringement or misappropriation of) intellectual property rights of others by the Company or any of its subsidiaries; (vi) the Company and its subsidiaries are not in breach of, and have complied with all terms of, any license or other agreement relating to any Company Intellectual Property, and no party to any such agreement has given the Company or its subsidiaries notice of its intention to cancel, terminate, alter the scope of rights under or fail to renew any such agreement; and (vii) no suit or other proceeding is pending against the Company or any of its subsidiaries concerning any agreement concerning the Company Intellectual Property, including any proceeding concerning a claim that the Company or its subsidiaries or another person has breached any such agreement.

(y)           The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the General Disclosure Package and the Prospectus.

(z)            No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the General Disclosure Package, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect, except as described in the General Disclosure Package.

(aa)         The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local statutes, rules, laws, regulations, codes, ordinances, orders, judgments and decrees relating to the pollution or protection of human health and safety, the environment or the use, treatment, storage and disposal of hazardous or toxic substances, materials, wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to operate their respective properties and conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. There has been no use, storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of hazardous or toxic substances, materials, wastes, pollutants or contaminants by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) under, upon, at or from any of the property now or previously owned, leased, or operated by the Company or any of its subsidiaries, or under, upon, at or from any other property, in violation of, or which would give rise to any liability under, any Environmental Law, except for any violation or liability which would not, singularly or in the aggregate with all such violations and liabilities, have a Material Adverse Effect; and there has been no disposal, discharge, emission, or other release of any kind which would not, singularly or in the aggregate with all such disposals, discharges, emissions and other releases, have a Material Adverse Effect.

(bb)         The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes to be prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the General Disclosure Package.

(cc)         Except as described in the General Disclosure Package and the Prospectus, the Company and its subsidiaries are in compliance with, and conduct their respective businesses in conformity with, all applicable federal, state and local laws and regulations, except where the failure to so comply or conform would not reasonably be expected to have a Material Adverse Effect; and to the extent applicable, have implemented and are in compliance in all respects with all manufacturing practices, quality assurance standards and similar business practices mandated by state, federal or foreign regulatory or related agencies, except where the failure to so comply or conform would not reasonably be expected to have a Material Adverse Effect.

(dd)         The Company and its subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee)         The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement; and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established. Except as described in the General Disclosure Package, there are no significant deficiencies or material weaknesses in the design or operation of internal controls which would reasonably be expected to adversely affect the Company’s ability to record, process, summarize, or report financial data to management and the Board of Directors of the Company. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and except as described in the General Disclosure Package, since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.  Except as set forth in the General Disclosure Package, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (1) adding to, deleting, changing the application of or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (2) any manner which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years, or (3) a significant deficiency, material weakness, change in internal control over financial reporting or fraud involving management or other employees who have a significant role in the internal control over financial reporting.

(ff)           No person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the General Disclosure Package or the Prospectus or disclosed in writing to you on the date hereof, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(gg)         Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of any of the Securities or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(hh)         The Company’s board of directors meets the independence requirements of, and has established an audit committee that meets the independence requirements of, the rules and regulations of the Commission and the NASDAQ Marketplace Rules. The audit committee has reviewed the adequacy of its charter within the past twelve months. Except as described in the General Disclosure Package, neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of (i) any significant deficiencies in the design or operation of the Company’s internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

(ii)           Neither the Company, nor any of its subsidiaries, nor any director, officer, or employee of the Company, nor, to the Company’s knowledge, any agent or representative of the Company, or any of its subsidiaries, has (in the case of a director, officer, employee, agent or representative, while serving in such capacity) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in favor of the Company or any of its subsidiaries; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein..

(jj)           The statistical and market-related data contained in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they were derived.

(kk)         The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll)           In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the placement agent is required to obtain, verify and record information that identifies its respective clients, including the Company, which information may include the name and address of its respective clients, as well as other information that will allow the placement agent to properly identify its respective clients.

(mm)       (i)  The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) nor, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or, to the knowledge of the Entity, is owned or controlled by a Person that is:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her

Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii)  The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  The Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(nn)         No approval of the shareholders of the Company under the rules and regulations of Nasdaq (including Rule 5635 of the Nasdaq Global Marketplace Rules) is required for the Company to issue and deliver to the Purchasers any of the Securities.

Any certificate signed by or on behalf of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

4.             CLOSING DATE.  The time and date of closing and delivery of the documents required to be delivered to the Placement Agent pursuant to Sections 5 and 7 hereof shall be at 10:00 A.M., New York time, on July 10, 2012 (the “Closing Date”) at the office of Latham & Watkins LLP, 200 John Hancock Tower, 20th Floor, Clarendon Street, Boston, MA 02116.

5.             FURTHER AGREEMENTS OF THE COMPANY.  The Company agrees with the Placement Agent:

(a)           Subject to the Rules and Regulations, to prepare the Prospectus in a form approved by the Placement Agent containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B and 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second (2nd) business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Placement Agent immediately of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus in connection with this Offering and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Placement Agent shall reasonably object by notice to the Company after a reasonable period to review; to advise the Placement Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Placement Agent copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2), as the case may be, of the Rules and Regulations; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Securities; to advise the Placement Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b)           The Company represents and agrees that, it has not made, and unless it obtains the prior consent of the Placement Agent, which shall not be unreasonably withheld, it will not, make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Placement Agent hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule A hereto.  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in the Placement Agent or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of the Placement Agent that the Placement Agent otherwise would not have been required to file thereunder.

(c)           If at any time when a Prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Placement Agent, and upon the Placement Agent’s request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agent, without charge, such number of copies thereof as the Placement Agent may reasonably request.  The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agent.

(d)           If the General Disclosure Package is being used to solicit offers to buy any Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agent, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Placement Agent and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(e)           If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated

therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company has promptly notified or will promptly notify the Placement Agent so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information (as defined in Section 17).

(f)            To the extent not available on the Commission’s EDGAR system or any successor system, upon request, to furnish promptly to the Placement Agent and to counsel for the Placement Agent a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(g)           To the extent not available on the Commission’s EDGAR system or any successor system, to deliver promptly to the Placement Agent in New York City such number of the following documents as the Placement Agent shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus (if any), (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (g) to be made not later than 10:00 A.M., New York time, on the second business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document).

(h)           To make generally available to its stockholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158); and to furnish to its stockholders after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and after each of the first three fiscal quarters of each fiscal year (beginning with the first fiscal quarter after the effective date of such Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

(i)            To take promptly from time to time such actions as the Placement Agent may reasonably request to qualify the Securities for offering and sale under the securities or blue sky laws of such jurisdictions (domestic or foreign) as the Placement Agent may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Securities in such jurisdictions; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(j)            During the period of five (5) years from the date hereof, to the extent not available on the Commission’s EDGAR system or any successor system, to deliver to the Placement Agent, (i) upon request, copies of all reports or other communications furnished generally to stockholders, and (ii) upon request, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange or automatic quotation system on which the Common Stock is listed or quoted.

(k)           That the Company will not, for (1) a period of forty-five (45) days from the date of the Prospectus, without the prior written consent of the Placement Agent, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (A) the Company’s sale of the Securities hereunder, (B) the issuance of Common Stock, options to acquire Common Stock or restricted stock units pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus and (C) the issuance of Common Stock pursuant to the valid exercises of options, warrants or rights or vesting of restricted stock units outstanding on the date hereof.  The Company will cause each executive officer and director listed in Schedule B to furnish to the Placement Agent, prior to the Closing Date, a letter, substantially in the form of Exhibit B hereto.  The Company also agrees that during such period (other than for the sale of the Securities hereunder), the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for (i) an amendment to the Registration Statement as provided in Section 5(u) or (ii) a registration statement on Form S-8 relating to employee benefit plans.  The Company hereby agrees that (i) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen (17) days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph (k) or the letter shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however that  such extension will not apply if, (i) within three business days prior to the

15th calendar day before the last day of the Lock-Up Period, the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that (A) the Company’s Common Stock shares are “actively traded securities” (as defined in Regulation M), (B) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by FINRA NASD Conduct Rule 2711(f)(4), and (C) the provisions of FINRA NASD Conduct Rule 2711(f)(4) are not applicable to any research reports relating to the Company published or distributed by any of the Placement Agent during the fifteen (15) days before or after the last day of the Lock-Up Period (before giving effect to such extension); or (D) FINRA’s NASD Rule 2711 is amended to permit any of the Placement Agent to publish or otherwise distribute research reports during the fifteen (15) days before or after the last day of the Lock-Up Period (before giving effect to such extension).  The Company will provide the Placement Agent with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

(l)            To supply the Placement Agent with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the Securities Act or the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(m)          Prior to the Closing Date to furnish to the Placement Agent, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

(n)           Prior to the Closing Date not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Placement Agent is notified), without the prior written consent of the Placement Agent, which shall not unreasonably be withheld, unless in the judgment of the Company and its counsel, and after notification to the Placement Agent, such press release or communication is required by law or applicable stock exchange rules.

(o)           Until the Placement Agent shall have notified the Company of the completion of the offering of the Securities, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchases for the purpose of creating actual, or apparent, active trading in or of raising the price of any Securities.

(p)           Not to take any action prior to the Closing Date, which would require the Prospectus to be amended or supplemented pursuant to Section 5.

(q)           To at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

(r)            To apply the net proceeds from the sale of the Securities as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(s)           To use its commercially reasonable best efforts to list, subject to notice of issuance, effect and maintain the quotation and listing of the Common Stock, including any Warrant Shares on the NASDAQ GSM.

(t)            To use its commercially reasonable best efforts to assist the Placement Agent with any filings with FINRA and obtaining clearance from FINRA as to the amount of compensation allowable or payable to the Placement Agent.

(u)           To use its commercially reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date, and to satisfy all conditions precedent to the delivery of the Securities.

6.             PAYMENT OF EXPENSES.

The Company agrees to pay, or reimburse if paid by the Placement Agent, upon consummation of the transactions contemplated hereby:  (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities to the Purchasers and any taxes payable in that connection; (b) the costs incident to the registration of the Securities under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing any transaction document by mail or other means of communications; (d) the reasonable fees and expenses (including related fees and expenses of counsel for the Placement Agent) incurred in connection with securing any required review by FINRA of the terms of the sale of the Securities and any filings made with FINRA, which shall not exceed $5,000; (e) any applicable listing, quotation or other fees; (f) the reasonable fees and expenses (including related fees and expenses of counsel to the Placement Agent) of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 5(i) and of preparing, printing and distributing wrappers, “Blue Sky Memoranda” and “Legal Investment Surveys,” which shall not exceed $5,000; (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the registrar and transfer agent of the Shares; (i) the fees, disbursements and expenses of counsel to the Placement Agent in the amount of $75,000; and (j) all other reasonable costs and expenses incident to the Offering or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants and the travel and other expenses incurred by Company’s and Placement Agent’s personnel in connection with any “road show” including, without limitation, any expenses advanced by the Placement Agent on the Company’s behalf (which will be promptly reimbursed)).

7.             CONDITIONS TO THE OBLIGATIONS OF THE PLACEMENT AGENT, AND THE SALE OF THE SECURITIES.  The respective obligations of the Placement Agent hereunder, and the Purchasers under the Subscription Agreement, and the closing of the sale of the Securities, are subject to the accuracy, when made and as of the Applicable Time and on the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)           No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of the Base Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent; each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 5(a); and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)           The Placement Agent shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Placement Agent, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)           All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Subscription Agreement, the Shares and the Warrants, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)           The Placement Agent shall have received on the Closing Date an opinion of Latham & Watkins LLP, outside counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Placement Agent and its counsel. The opinion of

Latham & Watkins LLP shall be rendered to the Placement Agent at the request of the Company and shall so state therein.

(e)           The Placement Agent shall have received on the Closing Date an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, special Intellectual Property counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Placement Agent and its counsel. The opinion of Wilmer Cutler Pickering Hale and Dorr LLP shall be rendered to the Placement Agent at the request of the Company and shall so state therein.

(f)            The Placement Agent shall have received on the Closing Date an opinion of Global Law Office, counsel to A123 Systems (China) Materials Co., Ltd., dated the Closing Date, in form and substance satisfactory to the Placement Agent and its counsel. The opinion of Global Law Office shall be rendered to the Placement Agent at the request of the Company and shall so state therein.

(g)           The Placement Agent shall have received from Proskauer Rose LLP, counsel for the Placement Agent, such opinion or opinions and negative assurances statement, dated the Closing Date, with respect to such matters as the Placement Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(h)           The Placement Agent shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i)            The Company shall have furnished to the Placement Agent a certificate, dated the Closing Date, of its Chairman of the Board, Chief Executive Officer or its President and its Chief Financial Officer or a Vice President of Finance, each in his capacity as an officer of the Company, stating that (i) such officers have carefully examined the Registration Statement, the General Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, at the Applicable Time and as of the date of this Agreement and as of the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of the Applicable Time and as of the Closing Date, any Permitted Free Writing Prospectus as of its date and as of the Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, and (ii) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct, and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(j)            Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants, the vesting of restricted stock units or the conversion of convertible indebtedness) or short-term or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (j), is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package.

(k)           To the Company’s knowledge, no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(l)            Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange, NASDAQ GSM or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(m)          The Company shall have filed a Notification: Listing of Additional Shares with the NASDAQ GSM concerning the Securities and shall have received no objection thereto from the NASDAQ GSM.

(n)           FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(o)           The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Placement Agent and certain executive officers and directors of the Company listed in Schedule B to this Agreement shall have been delivered to the Placement Agent.

(p)           The Company shall have entered into the Subscription Agreement with each Purchaser and such agreement shall be in full force and effect.

(q)           Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, opinions, certificates (including a Secretary’s Certificate), letters or such other documents as the Placement Agent shall have reasonably requested.

(r)            The Company shall have delivered the Warrants either directly to the Purchasers or to the Placement Agent for delivery to the Purchasers.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

8.             INDEMNIFICATION AND CONTRIBUTION.

(a)           The Company shall indemnify and hold harmless the Placement Agent, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents (including, without limitation Lazard Frères & Co. LLC, which will provide services to the Placement Agent) and its affiliates, and each of its and their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls Lazard Frères & Co. LLC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively, the “Placement Agent Indemnified Parties,” and each a “Placement Agent Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Placement Agent Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, (B) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) the failure of the Company to perform its obligations hereunder or under the Subscription Agreement or pursuant to any law, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (A), (B) or (C) above of this Section 8(a), and shall reimburse the Placement Agent Indemnified Party for any legal fees or other expenses reasonably incurred by that Placement Agent Indemnified Party in connection with investigating, or preparing to defend, or defending against, settling, compromising, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Placement Agent specifically for use therein, which information the parties hereto agree is limited to the Placement Agent’s Information (as defined in Section 17).  This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Placement Agent Indemnified Party.

(b)           The Placement Agent shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties,” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and

Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein, which information the parties hereto agree is limited to the Placement Agent’s Information as defined in Section 17, and shall reimburse the Company Indemnified Party for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.  This indemnity agreement is not exclusive and will be in addition to any liability, which the Placement Agent might otherwise have and shall not limit any rights or remedies which may otherwise be available at low or in equity to each Company Indemnified Party. Notwithstanding the provisions of this Section 8(b), in no event shall any indemnity by the Placement Agent under this Section 8(b) exceed the total Placement Fee received by the Placement Agent in connection with Section 2.5.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 8(a) or Section 2.5 or the Placement Agent in the case of a claim for indemnification under Section 8(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Placement Agent if the indemnified parties under this Section 8 consist of any Placement Agent Indemnified Party or by the Company if the indemnified parties under this Section 8 consist of any Company Indemnified Parties.  Subject to this Section 8(c), the amount payable by an indemnifying party under Section 8 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than sixty (60) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and

(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)           If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or Section 8(a), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the offering of the Securities, or (ii) if the allocation provided by clause (i) of this Section 8(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 8(d) but also the relative fault of the Company on the one hand and the Placement Agent on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Placement Agent on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering  of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total Placement Fee received by the Placement Agent in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Company on the one hand and the Placement Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by or on behalf of the Placement Agent for use in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Placement Agent’s Information as defined in Section 17.  The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 8(d), no Placement Agent shall be required to contribute any amount in excess of the total Placement Fee received by the Placement Agent in connection with the Offering, less the amount of any damages which the Placement Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9.             TERMINATION.  The obligations of the Placement Agent and the Purchasers hereunder and under the Subscription Agreement may be terminated by the Placement Agent, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(j), 7(k), or 7(l) have occurred or if the Purchaser(s) shall decline to purchase the Securities for any reason permitted under this Agreement or the Subscription Agreement.

10.           REIMBURSEMENT OF PLACEMENT AGENT’S EXPENSES.  Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 9, (b) the Company shall fail to tender the Shares or Warrants for delivery to the Purchaser(s) for any reason not permitted under this Agreement, (c) the Purchaser(s) shall decline to purchase the Securities for any reason permitted under this Agreement or (d) the sale of the Securities is not consummated because any condition to the obligations of the Purchasers or the Placement Agent set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then, in addition to the payment of out-of-pocket expenses in accordance with Section 6, the Company shall reimburse the Placement Agent for the fees and expenses of the Placement Agent’s counsel and for such other accountable out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Placement Agent.

11.           ABSENCE OF FIDUCIARY RELATIONSHIP.

The Company acknowledges and agrees that:

(a)           The Placement Agent’s responsibility to the Company is solely contractual in nature, and the Placement Agent has been retained solely to act as a placement agent in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and the Placement Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agent or Lazard Frères & Co. LLC has advised or is advising the Company on other matters;

(b)           the price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Placement Agent, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           it has been advised that the Placement Agent and Lazard Frères & Co. LLC and each of their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)           it waives, to the fullest extent permitted by law, any claims it may have against the Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agent shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12.           SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT.  This Agreement shall inure to the benefit of and be binding upon the Placement Agent, the Company, and their respective successors and assigns.  This Agreement shall also inure to the benefit of Lazard Frères & Co. LLC, the Purchasers and each of their successors and assigns, which shall be third party beneficiaries hereof.  Notwithstanding the foregoing, as provided in the Subscription Agreement, the determination as to whether any condition in Section 7 hereof shall have been satisfied, and the waiver of any condition in Section 7 hereof, may be made by the Placement Agent in its sole discretion, and any such determination or waiver shall be binding on the Purchasers and shall not require the consent of any Purchaser.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentences, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Placement Agent Indemnified Parties and the indemnities of the Placement Agent shall be for the benefit of the Company Indemnified Parties.  It is understood that the Placement Agent’s responsibility to the Company is solely contractual in nature and the Placement Agent does not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

13.           SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC.  The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Placement Agent, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Purchasers, the Company or any person controlling any of them and shall survive delivery of and payment for the Securities.  Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 9, the indemnity and contribution and reimbursement agreements contained in Sections 8 and 10 and the representations and warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

14.           NOTICES.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Placement Agent, shall be delivered or sent by mail, facsimile transmission or email to Lazard Capital Markets LLC, 30 Rockefeller Plaza, New York, New York 10020, Attention: General Counsel, Fax: 212-830-3615; and

(b)           if to the Company, shall be delivered or sent by mail, facsimile transmission or email to: A123 Systems, Inc., 200 West Street, Waltham, Massachusetts 02451, Attention: General Counsel, Fax: (617) 924-8910; with a copy to Latham & Watkins LLP, John Hancock Tower, 20th Floor, 200 Clarendon Street, Boston, MA 02116, Attention: Susan Mazur, Esq., Facsimile: (617) 948-6001;

provided, however, that any notice to the Placement Agent pursuant to Section 8 shall be delivered or sent by mail or facsimile transmission to the Placement Agent at its address set forth in its acceptance communication to the Placement Agent, which address will be supplied to any other party hereto by the Placement Agent upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof, except that any such statement, request, notice or agreement delivered or sent by email shall take effect at the time of confirmation of receipt thereof by the recipient thereof.

15.           DEFINITION OF CERTAIN TERMS.  For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, (b) “knowledge” means the knowledge of the directors and officers of the Company after reasonable inquiry and (c) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

16.           GOVERNING LAW, AGENT FOR SERVICE AND JURISDICTION.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.  No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Placement Agent each hereby consent to the jurisdiction of such courts and personal service with respect thereto.  The Company and the Placement Agent each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Placement Agent and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

17.           PLACEMENT AGENT’S INFORMATION.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the “Placement Agent’s Information” consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering; and (ii) the statements concerning the Placement Agent contained in the first paragraph and concerning the Placement Agent and Lazard Frères & Co. LLC in the sixth paragraph, in each case under the heading “Plan of Distribution.”

18.           PARTIAL UNENFORCEABILITY.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.  If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19.           GENERAL.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Placement Agent.

20.           Research Analyst Independence.  The Company acknowledges that the Placement Agent’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that the Placement Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their investment banking division.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Placement Agent investment banking division.  The Company acknowledges that the Placement Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 20 shall relieve the Placement Agent of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulations.

21.           COUNTERPARTS.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile.

If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agent, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

A123 SYSTEMS, INC.

By:	/s/ David Prystash
Name: David Prystash
Title: Chief Financial Officer

Accepted as of the date
first above written:

LAZARD CAPITAL MARKETS LLC

By:	/s/ Andy Laszlo
Name: Andy Laszlo
Title: Managing Director

[Signature Page to A123 Systems, Inc. Placement Agent Agreement]

SCHEDULE A

General Use Free Writing Prospectuses

None.

SCHEDULE B

List of officers and directors subject to Section 5

Board of Directors

Gururaj Deshpande

Paul E. Jacobs

Arthur L. Goldstein

Gary E. Haroian

David P. Vieau

Gilbert Neal Riley, Jr.

Jeffrey P. McCarthy

Non-Director Executives

Jason M. Forcier

David Prystash

Robert J. Johnson

Richard E. Johnson

David Vieau

Gilbert Neal Riley, Jr.

Eric Pyenson

Edward Kopkowski

EXHIBIT A

Form of Subscription Agreement

EXHIBIT B

Form of Lock Up Agreement

July 5, 2012

LAZARD CAPITAL MARKETS LLC
30 Rockefeller Plaza
New York, New York 10020

Re:                               A123 Systems, Inc. — Shares of Common Stock and Warrants — Lock-up Agreement

Dear Sirs:

In order to induce Lazard Capital Markets LLC (“Lazard”), to enter in to a certain placement agent agreement (the “Placement Agent Agreement”) with A123 Systems, Inc., a Delaware corporation (the “Company”), with respect to the public offering of shares (the “Offering”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”) and warrants to purchase Common Stock, the undersigned hereby agrees that for a period of forty-five (45) days (the “lock-up period”) following the date of the final prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission in connection with the Offering, the undersigned will not, without the prior written consent of Lazard, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

Notwithstanding the foregoing, the following transactions shall not apply during the lock-up period: (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security, directly or indirectly, convertible into Common Stock as a bona fide gift, (c) transfers to family members or to trusts for the benefit of the undersigned or family members of the undersigned, in each case, for estate planning purposes, (d) distributions of shares of Common Stock or any security, directly or indirectly, convertible into Common Stock to limited partners, members, or stockholders of the undersigned, (e) the exercise of an option to purchase shares of Common Stock granted under a stock incentive plan or stock purchase plan of the

Company described in the Prospectus or the disposition of shares of restricted stock to the Company pursuant to the terms of such plan; provided that in the case of any transfer or distribution pursuant to clauses (b)-(d), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) in the case of any transfer or distribution pursuant to clauses (b)-(d) or any option exercise or disposition of restricted stock pursuant to clause (e), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period, (g) transfers of shares of Common Stock pursuant to a written contract, instruction or plan complying with Rule 10b5-1 under the Exchange Act, provided that (i) a copy of such plan is provided to Lazard prior to the date of the Placement Agent Agreement and (ii) such plan is not amended or modified prior to the expiration of the lock-up period contemplated by this letter, (h) the sale of shares of Common Stock in connection with the Offering, or (i) transfers of shares of Common Stock or other securities pursuant to a Change of Control.  For purposes of this agreement, “Change of Control” means any transaction that (A) the Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company or any of its subsidiaries is the surviving corporation) another individual, limited liability company, partnership, joint venture, corporation, trust, unincorporated organization, any other entity and a government or any department or agency thereof (a “Person”), or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its subsidiaries to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) (the “Voting Stock”) (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify the Voting Stock of the Company or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of either (x) 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock or (y) 50% or more of the shares of Voting Stock of the Company not held by such Person or Persons as of the date hereof, other than (i) any such transaction in which holders of the Company’s voting power immediately prior to such transaction continue after such transaction to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities after such transaction or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Lazard waives, in writing, such extension, except that such extension will not apply if (i) the shares of Common Stock are “actively traded securities” (as defined in Regulation M of the Exchange Act), (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act of 1933, as amended, (the “Securities Act”) in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (iii) the provisions of NASD Conduct Rule 2711(f)(4) are not applicable to any research reports relating to the Company published or distributed by the Underwriters during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension).

Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the lock-up period following the date of the Company’s Prospectus, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.  In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares.

This Lock-up Agreement shall automatically terminate upon the earliest to occur, if any, of (a) the date that Lazard advises the Company in writing, prior to the execution of the Placement Agent Agreement, that it has determined not to proceed with the Offering, (b) the date that the Company advises Lazard in writing, prior to the execution of the Placement Agent Agreement, that it has determined not to proceed with the Offering, (c) the date of the termination of the Placement Agent Agreement pursuant to its terms if prior to the closing of the Offering, or (d) July 31, 2012 if the Offering has not been completed by such date.

[Signatory]

By:
Name:
Title: